UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

Loop Media, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55591	47-3975872
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 N. Central Ave., Suite 430 Glendale, CA	91203
(Address of Principal Executive Office)	(Zip Code)

(213) 436-2100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On July 21, 2022, Loop Media, Inc. (the “Company,” “we,” “our” or “us”) disclosed the following information in a registration statement on Form S-1 filed with the Securities and Exchange Commission.

Preliminary Unaudited Financial Information and Financial Guidance

Cautionary Note Regarding Preliminary Unaudited Financial Information and Financial Guidance

Preliminary financial information and projections should not be viewed as a substitute for full historical financial statements prepared in accordance with U.S. GAAP. Estimated preliminary results and forecasts are subject to change. We have not completed our customary quarterly financial closing and review procedures. As a result, such preliminary unaudited financial results are not comprehensive statements of our financial results for the three months ending June 30, 2022, and are subject to adjustments as a result of such results and procedures. There can be no assurance that final results for such period will not differ from the preliminary unaudited results presented below. In addition, preliminary unaudited financial information is not necessarily indicative of the results to be achieved in any other future period. Our financial statements and related notes as of and for the three months ending June 30, 2022 and year ending September 30, 2022 will not be filed with the Securities and Exchange Commission (the “SEC”) until after the date of this filing. Marcum LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.

Preliminary Unaudited Financial Information – Three Months Ending June 30, 2022.

Total Revenue

For the quarters ended June 30, 2021, December 31, 2021 and March 31, 2022, our total revenue was approximately $1.2 million, $3.0 million and $4.9 million, respectively. We estimate total revenue of approximately $10.8 million for the quarter ending June 30, 2022.

The estimated total revenue for the three months ending June 30, 2022 is expected to consist of total revenue contributions of 50% from our ad-based revenue distributed on our own proprietary Loop Players in our O&O Network business, 43% from our new Partner Network business, and 7% from our legacy and other business (primarily our CTV and subscription-based businesses). Revenue associated with our Partner Network business began in early May 2022.

Cost of revenue

For the quarters ended June 30, 2021, December 31, 2021 and March 31, 2022, our cost of revenue was approximately $763,000, $1.4 million and $3.5 million, respectively. We estimate cost of revenue of approximately $7.0 million for the quarter ending June 30, 2022.

The estimated cost of revenue for the three months ending June 30, 2022 is expected to consist of contributions to cost of revenue of 39% from our ad-based revenue distributed on our own proprietary Loop Players in our O&O Network business, 52% from the Partner Network business and 9% from our legacy and other business.

Gross profit margin

For the quarters ended June 30, 2021, December 31, 2021 and March 31, 2022, our gross profit margin as a percentage of total revenue was 34.2%, 51.8% and 27.9%, respectively. We estimate gross profit margin as a percentage of total revenue of approximately 36% for the quarter ending June 30, 2022. The relative contributions to total revenue of our O&O Network and Partner Network businesses will impact our gross profit margin as a percentage of total revenue in future periods, as each of those businesses have different cost of revenue components with a lower gross profit margin in our Partner Network business.

Loss from operations

For the quarters ended June 30, 2021, December 31, 2021 and March 31, 2022, our loss from operations was approximately $3.9 million, $4.4 million and $4.5 million, respectively. We estimate loss from operations of approximately $3.8 million for the quarter ending June 30, 2022.

Key Performance Indicators

We review our quarterly active units (“QAUs”) and average revenue per unit player (“ARPU”), among other key performance indicators. For a full discussion of QAU and ARPU, including how these indicators are defined and measured, see “Key Performance Indicators – Definitions” below.

We estimate QAU of 12,584, AD ARPU of approximately $526 and SUB ARPU of approximately $235 for the quarter ended June 30, 2022.

For the quarter ended March 31, 2022, QAU was 10,530, compared to 8,156 for the quarter ended December 31, 2021, a 29% increase. The growth in QAUs is almost entirely the result of a growth in our ad-supported Loop Players. QAU was 5,791 for the quarter ended September 30, 2021. For the quarter ended March 31, 2022, AD ARPU was approximately $435 compared to approximately $236 for the quarter ended December 31, 2021, an 84.3% increase, primarily resulting from our efforts to optimize our CPMs and increase fill rates in the quarter ended March 31, 2022. For the quarter ended March 31, 2022, SUB ARPU was approximately $429 compared to approximately $410 for the quarter ended December 31, 2021.

Key Performance Indicators - Definitions

We review our quarterly active units (“QAUs”) and average revenue per unit player (“ARPU”), among other key performance indicators, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Quarterly Active Units

We define an “active unit” as (i) an ad-supported Loop Player (or DOOH location using our ad-supported service through our “Loop for Business” application or using an DOOH venue-owned computer screening our content) that is online, playing content, and has checked into the Loop analytics system at least once in the 90-day period or (ii) a DOOH location customer using our subscription service at any time during the 90-day period. We use “QAU” to refer to the number of such active units during such period. Beginning October 1, 2021, we began to pre-activate almost all of our Loop Players prior to delivery to customers, in response to feedback from customers and in order to further streamline the installation process and simplify the use of the Loop Players in DOOH locations. Pre-activated Loop Players are ordered by third-party DOOH locations and represent potential revenue for us when the Loop Players are installed in the DOOH locations. As a result of these operational changes, for any period following September 30, 2021, we will include in our definition of “active unit” any Loop Player that has been pre-activated and shipped by us to a DOOH location customer for a period of 90 days post shipment, regardless of whether such customer utilizes the Loop Player in their DOOH location. After the 90-day period, these Loop Players will drop out of the QAU definition, unless they are otherwise online, playing content, and checked into the Loop analytics system at least once in any subsequent 90-day period. Prior to October 1, 2021, if a Loop Player was not activated by the DOOH location operator it would not be counted as an active unit. Accordingly, our QAUs for periods subsequent to September 30, 2021 will not be strictly comparable to our September 30, 2021, or prior period, QAUs. Increases or decreases in our QAU may not correspond with increases or decreases in our revenue, and QAU may be calculated in a manner different than any similar key performance indicator used by other companies.

Average Revenue Per Unit

We define a “unit player” as (i) an ad-supported Loop Player (or a DOOH location using our ad-supported service through our “Loop for Business” application or using a DOOH location-owned computer screening our content) or (ii) a DOOH location customer using our subscription service at any time during the 90-day period. A unit player that is supported by our advertising-based revenue model is an ad-supported unit player and a unit player that is supported by a subscription-based revenue model is a subscription unit player. We calculate advertising ARPU (“AD ARPU”) by dividing quarterly revenues from our DOOH ad-supported service for the period by QAUs for our ad-supported unit players. We calculate subscription ARPU (“SUB ARPU”) by dividing quarterly revenues from our DOOH subscription supported service for the period by QAUs for our subscription supported unit players.

Our AD ARPU fluctuates based on a number of factors, including the length of time in a quarter that a unit player is activated and operating, the cost per thousand advertisements (“CPMs”) we are able to achieve for our advertising impressions, and the ratio of advertising impressions that are filled with advertisements to the number of overall advertising impressions (“fill rate”) that we are able to achieve. Our SUB ARPU fluctuates based on a number of factors, including the timing of the start of a customer subscription for a subscription supported unit player, the number of ad-supported unit players we have, and the price customers pay for those subscriptions. An increase in the number of unit players over the course of a quarterly period may have the effect of decreasing quarterly ARPU, particularly if such players are added towards the end of the quarterly period. Increases or decreases in ARPU may not correspond with increases or decreases in our revenue, and ARPU may be calculated in a manner different than any similar key performance indicator used by other companies.

Item 7.01 Regulation FD Disclosure

Annual Guidance – Year Ending September 30, 2022

The following annual guidance disclosure includes forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance, but instead are based on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, macroeconomic conditions and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside of our control. Our actual results for the year ending September 30, 2022 may differ materially from those indicated below and you should not place undue reliance upon any of these forward-looking statements.  See “Statement on Forward-Looking Information” in Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 for further information regarding risks that may cause our actual results or financial condition to materially differ from those indicated in the forward-looking statements made herein.

For the year ended September 30, 2021, our total revenue was approximately $5.1 million, cost of revenue was approximately $4.2 million and loss from operations was approximately $30.6 million. We estimate total revenue of approximately $30.6 million to $32.6 million, cost of revenue of approximately $19.9 million to $21.2 million and loss from operations of approximately $18.2 million to $18.8 million for the year ending September 30, 2022.

See the factors disclosed in Item 1A. Risk Factors in our Annual Report on Form 10-KT for the year ended September 30, 2021 for risks, uncertainties and other factors that may impact these preliminary unaudited financial results and annual guidance.

Item 8.01 Other Events

On July 21, 2022, the Company disclosed the following information in a registration statement on Form S-1 filed with the Securities and Exchange Commission.

Reverse Stock Split

We intend to effectuate a reverse stock split of our common stock prior to the completion of the proposed offering of common stock relating to the registration statement on Form S-1 (File No. 333-262416).

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding preliminary unaudited financial information and financial guidance, impairment and a reverse stock split. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this report are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 21, 2022	LOOP MEDIA, INC.

	By:	/s/ Jon Niermann
Jon Niermann, CEO